Exhibit 10.1

PUBLIC STORAGE
701 Western Avenue Glendale, California 91201-2349
(818) 244-8080 fax (818) 553-2388

July 28, 2008


         Re:  Offer Letter/Employment Agreement [Mark C. Good]

Dear Mark:

It is my pleasure to offer you a senior management  position with Public Storage
(PS) with a start date to be determined but no later than September 12, 2008. This offer is for the position of Senior Vice President, Chief Operating Officer. We think it is essential that the terms and conditions of your employment be set forth clearly and completely in one place. That is the purpose of this letter. Throughout this letter you will be referred to as "you" or the "Employee" and Public Storage will be referred to as "PS" or the "Company".

POSITION:

In this position, you will report to me.

Your primary role, to which you will devote your full time efforts, will be to increase revenue, maximize profit and create shareholder value through leadership and oversight of self-storage operations, pick-up and delivery business, investor relations, and managing our retail operations, including call center and marketing functions.

Specific responsibilities include:

o Drive the company to achieve and surpass sales, profitability, cash flow and business goals and objectives.

o Spearhead the development, communication and implementation of effective growth strategies and processes.

o Review business units' strategic and tactical objectives to ensure they are consistent with the firm's objective of driving top-line revenue growth and bottom line profitability.

o Bring strategic thinking as well as operational excellence to each business unit and provide general business and strong marketing/sales perspective in each venue.

o Ensure the business unit leaders have the proper operational controls, reporting procedures, systems and people in place and know and own their business.

o Improving upon strong process management skills; knowing what to measure and how to measure it. Creating milestones. Actively monitor process, progress and results appropriately.

o Motivate and lead high-performing teams; attract, recruit and retain required members of the team; provide mentoring, coaching and direction. Foster a success-oriented, "accountable" environment.

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PS may change your job  responsibilities  at any time during your  employment by creating new responsibilities and/or removing certain responsibilities.

COMPENSATION:

You will be paid twice monthly on the 15th and last day of the month, at a rate of $500,000 per year while actively employed by PS. For calendar year 2008, you will receive a bonus of $400,000; this bonus will be payable no later than March 1, 2009. Should you cease employment prior to one year for "cause," as defined in the "EMPLOYMENT TERMINATION" section of this letter, you will receive no bonus.

In 2009, your bonus potential will be $500,000 and will be subject to the Company's regular bonus plan provisions in effect at the time, which include no minimum payment, payment within sixty days of the subsequent calendar year end and a requirement to be employed continuously during the year and at the time of payment. Typical bonus payouts generally range from 70 to 80 percent of target.

RELOCATION ASSISTANCE

To assist you with your relocation from Arlington Heights to the Los Angeles area, we will provide you with a housing allowance through December 31, 2009. In addition, we will reimburse you for eligible expenses such the packing and shipment of your household goods; the transport of your automobiles; and airfare, hotel, rental car and meals for you and your family in connection with your house hunting trips. The total cost of relocation assistance will not exceed $100,000.

To receive your reimbursement for your out-of-pocket expenses, you will be required to complete an expense report and attach the appropriate documentation and receipts. Please be aware that the IRS considers some components of relocation assistance as taxable income. Therefore, the applicable state and federal taxes will be withheld accordingly.

VACATION:

You will be entitled to three (3) weeks of annual paid vacation, earned and accrued on a pay period basis and prorated over the course of your employment during the year. Restrictions on the accrual of vacation benefits are more fully set forth on the Company Intranet.

OTHER BENEFITS:

The company offers a comprehensive benefits package to its employees. You may enroll in the Company's group medical insurance plan effective the 1st of the month following 30 days of employment.

MILEAGE REIMBURSEMENT/EXPENSES:

You will be reimbursed for your business mileage at $0.585 per mile (the current IRS guidelines). You will be required to track your mileage and provide records for reimbursement monthly. In addition, you shall be reimbursed for all reasonable and customary business expenses paid by you in the performance of your duties and responsibilities hereunder, subject to proper documentation pursuant to the Company's policies for similarly situated employees.

EMPLOYEE RETENTION AND REWARDS:

As we discussed with you, our goal is to hire, retain and reward employees who exceed expectations, contribute to the growth and development of our employees and contribute to the growth and profitability of the Company. Accordingly, on a subjective basis the Company periodically awards restricted stock to certain employees, which includes a variety of vesting periods. You will be awarded 10,000 shares of restricted stock which will vest in eight equal annual installments and 75,000 stock options which will vest in five equal annual installments. The restricted stock and options will be awarded as of your first day of employment. All rewards of restricted stock and stock options are subject to PS's plan prospectus, which is separately being provided to you.

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Finally,  on an objective basis you will  participate in the annual  performance review program and will be eligible for annual merit increases in accordance with the company program in place at the time.

CONTINGENTCIES:

Please note that this offer is contingent upon the PS Compensation Committee's review and approval.

This offer is also contingent upon your passing a company paid background investigation and pre-employment drug screen test. Should the results of the background check or pre-employment drug screen reveal information that PS, in its sole discretion, does not consider satisfactory, this offer of employment may be withdrawn or employment may be terminated. Public Storage is an at will employer and uses arbitration to settle disputes. All employees are required to sign our arbitration agreement upon hire.

TRADE SECRETS AND CONFIDENTIAL INFORMATION:

Our competitive success depends on the proper safeguarding of trade secrets and confidential information developed within PS or entrusted to us by our customers. Some of the information we receive also touches on the privacy interests of individuals and must be safeguarded for that reason as well. You promise to preserve the confidentiality of PS's trade secrets and commercially useful confidential information learned through your employment at PS and to use all such information only as necessary and appropriate for PS's legitimate business purposes. You promise to safeguard against disclosure without the consent of affected persons all information touching on the privacy interests of employees of PS or customers or employees of customers. Such trade secrets and commercially useful confidential information include without limitation information about benefit plan or program designs, financial information about PS or customers, the identity of PS's present or potential customers, communications between PS and its present or potential customers, and the contents of PS's business plans, its products or its proposals to present or potential customers.

EMPLOYMENT TERMINATION:

You and we agree that your employment is "at will." Either you or PS may terminate your employment at any time with cause or without cause, for any reason or no reason, for your convenience or for PS's convenience and without prior notice.

In the event that either you or PS terminates your employment, your compensation and any other payments under this Agreement shall end as of the day following such employment termination, and your entitlement to employee benefits, if any, shall be as exclusively provided in written benefit plan documents.

Termination for "cause" may be based upon any of the following, as determined by PS in its reasonable discretion:

i.   Any act of fraud, dishonesty, embezzlement, defalcation or theft.

ii. Conviction of, or a plea of nolo contendre to, any felony or any misdemeanor involving moral turpitude;

iii. Any act of gross negligence in the performance or your responsibilities, any material breach of the policies and procedures of PS or an act or conduct which negatively affects the profitability or morale of PS, which is not cured within fifteen days after notice to cure;

iv. An inexcusable repeated or prolonged absence from work other than as a result of illness or a disability;

v. Any unethical or improper conduct that exposes PS to significant claims or other liability; or

vi.  Your voluntary resignation from employment with PS.

In the event that your employment is terminated for cause, PS shall pay to you any unpaid salary and benefits earned pursuant to this agreement through the last day of actual employment by PS. Additionally, PS will reimburse to you

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reasonable and documented expenses. PS shall have no further obligations to you, and you shall have no further rights, including, without limitation, rights to any bonus, unvested stock options, other compensation or benefits whatsoever under this Agreement.

If before December 31, 2009 you are terminated for reasons other than "cause", you will receive a lump sum payment in the amount of $1,000,000, less applicable federal and state withholdings. This payment will be contingent upon your signing a severance and release agreement.

NOTICES:

Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by registered or certified mail, postage prepaid with return receipt requested, by nationally recognized overnight courier at the following address:

                        If to Employee:   Mr. Mark C. Good
                                          [               ]
                                          (or current address at time of notice)

                        If to PS:         Public Storage
                                          701 Western Avenue
                                          Glendale, CA  91201-2349
                                          Facsimile (818) 241-1792
                                          Attn:  Ronald L. Havner, Jr.

Notices delivered personally shall be deemed communicated upon actual receipt; mailed notices shall be deemed communicated upon receipt of the mailing; notices sent by overnight courier shall be deemed communicated and received as one (1) business day after delivery to the overnight courier.

PARTIAL INVALIDITY:

If any provision of this Agreement is held by a court of competent  jurisdiction
to  be  invalid,   void  or  unenforceable,   the  remaining   provisions  shall
nevertheless continue in full force without being impaired or invalidated.

CONSTRUCTION OF TERMS:

The terms and provisions of this Agreement, which are freely negotiated as between the parties, shall not be construed either in favor of or against either party in the event of any ambiguity or uncertainty.

MODIFICATIONS:

Any modification of this Agreement will be effective only if it is in writing and signed by all parties to be charged.

WAIVED:

A waiver of any of the terms and conditions hereof shall not be construed as a general waiver of the same or any other term or condition hereof of any subsequent breach thereof.

ARBITRATION:

You, on the one hand, and the Company on the other hand, agree to submit to final and binding arbitration, and not to any other forum, any claim by Employee or Company under state, federal or local law which arises out of or relates to Employee's employment with Company, including without limitation claims for sexual harassment, discrimination, wrongful termination, breach of contract, invasion of privacy and defamation.

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This Agreement excludes  employment-related claims that cannot be required to be submitted to arbitration under applicable law, such as claims for workers' compensation or unemployment insurance benefits. The Agreement also excludes from arbitration any claims by you or the Company as to whether Employee has a right to occupy living quarters furnished by Company, except where the loss of use of such living quarters is an element of damages recoverable under a claim
subject  to  arbitration  under  this  Agreement.   Notwithstanding   any  other
provisions of this Agreement, you and the Company agree that breaches of either your or the Company's obligations concerning trade secrets and/or confidential information cannot adequately be remedied at law or in arbitration, and we agree that either you or the Company may seek and upon proper proof obtain, from a court with proper jurisdiction, injunctive relief and damages. Any such injunctive proceeding shall be without prejudice to yours or the Company's rights under this Agreement to obtain other relief in arbitration with respect to such matters.

Arbitration under this Agreement, including the selection of a single arbitrator, shall be governed by the most recent version of the National Rules for the Resolution of Employment Disputes (the "Rules") of the American Arbitration Association ("AAA"), except to the extent inconsistent with specific provision of this Agreement. State law provisions governing arbitrations in the state where you are employed, such as provisions for temporary restraining orders and preliminary injunctions, shall also apply unless inconsistent with the AAA Rules or this Agreement.

In order to initiate a claim for arbitration, the party seeking arbitration must deliver to the local AAA office, and send to the other party a written request for arbitration within the time period required by the statute of limitation applicable to the party's claim (the time within which the party's claim must be filed according to law). Contact information for the nearest AAA office and a copy of the AAA Rules may be obtained from Company's Human Resources Department. Arbitration proceedings shall be held before a single arbitrator in or near the city or town where your employment services were performed, at a location mutually agreed upon by you and the Company or a location otherwise determined by the AAA or the arbitrator. Each party shall pay their own attorneys' fees if the party chooses to be represented by an attorney, except where the arbitrator orders that the prevailing party recover attorneys' fees from the other party under applicable law. In no case, however, shall you bear any cost or expense as a result of arbitration that you would not be required to pay if the claim had been brought in court.

The parties hereto shall be permitted to conduct discovery as is appropriate to the nature of the claim and necessary to its full and fair determination in arbitration, including at a minimum access to essential documents and witnesses. The arbitrator shall have the authority to order any appropriate legal and equitable relief consistent with that available to parties in civil actions filed in court.

The decision of the arbitrator shall be in writing, and shall reflect the arbitrator's essential findings and conclusions upon which the award is based. Such decision shall be final and binding subject to review only as provided by the law of the state in which the arbitration took place governing review of arbitration awards. If no state law on the subject exists, the award shall be subject to the standard of review provided in the Federal Arbitration Act 9, U.S.C. section 10. The award shall be enforceable in any court of competent jurisdiction. Employee and Company agree that if a court of competent jurisdiction declares that any part of this Agreement is illegal, invalid or unenforceable, this declaration will not affect the legality, validity or enforceability of the remaining parts of the Agreement, and the illegal, invalid or unenforceable part will no longer be part of this Agreement.

You and the Company agree that arbitration under this Agreement shall be the exclusive means of resolving any claims or disputes arising out of or related to your employment with the Company, which are not resolved through the Company's internal grievance processes or through proceedings before the United States Equal Employment Opportunity Commission (or the state agency processing charges of discrimination), and are not excluded from this Agreement as referenced in the second paragraph above. Both parties further agree that no proceedings will be brought by you or the Company in any court or other forum as to any claims covered by this Agreement, except to enforce this Agreement or review the decision of the arbitrator as provided above. No claim shall be arbitrated that otherwise would be barred by the statute of limitations in a judicial proceeding.

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THIS  AGREEMENT  IS A WAIVER OF ALL RIGHTS TO A CIVIL  COURT  ACTION FOR A CLAIM
ARISING OUT OF OR RELATED TO YOUR EMPLOYMENT WITH COMPANY. ONLY THE ARBITRATOR AND NOT A JUDGE OR JURY, WILL DECIDE THE CLAIM DISPUTE.

INTEGRATED COMPLETE AGREEMENT:

This Agreement integrates and supersedes all other prior and contemporaneous written and oral agreements and understandings of every character between you and PS and comprises the entire agreement between you and PS. Understand that this Agreement may be amended only by a further express written agreement between us, and cannot be amended by informal discussions or written communications from any party. No waiver of any rights or obligations under this Agreement shall be deemed to have occurred unless in writing signed by the party against whom such waiver is asserted and no waiver shall be deemed a waiver of any other or subsequent rights or obligations.

Mark, we are very excited about the possibility of you joining us and look forward to hearing from you. If you should have any questions, please call me.

Sincerely,

/s/ Ronald L. Havner, Jr.

Ronald L. Havner, Jr.
President and Chief Executive Officer

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ACCEPTANCE AND ACKNOWLEDGMENT

I accept employment with Public Storage on the terms and conditions stated above, and I acknowledge that no other promises have been made to me. I understand that I will be an at will employee, and that even though during my employment I may receive pay raises, promotions, and commendations, this at will employment relationship will never change unless there is a written agreement to that affect signed by me and either the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or the Senior Vice President, Chief Financial Officer of Public Storage.

I further acknowledge that I will have an opportunity to ask questions regarding both this offer and the accompanying employment documents, to seek legal counsel, and to carefully consider all of the provisions of this offer and related agreements before signing same. I understand that the Arbitration Agreement means that I am waiving my right to a jury trial regarding any claims that arise from or relate to this employment relationship.


Dated:              July 30, 2008
                    ----------------------
At:                 Arlington Heights, IL
                    ----------------------
Employee:           /s/ Mark C. Good
                    ----------------------
                    Mark C. Good


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